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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated April 17, 1997, with respect to the financial statements of Bonray Drilling Corporation included in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (to be filed on or about February 18, 1998) and related Prospectus of Bayard Drilling Technologies, Inc. for the registration of 2,955,000 shares of its common stock.



                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP



Oklahoma City, Oklahoma
February 17, 1998